Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

Answerthink, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69951, 333-90635, and 333-39460), and in the Registration Statements on Form S-3 (Nos. 333-87749 and 333-32342) of Answerthink, Inc. of our report dated March 14, 2006, relating to the consolidated financial statements and financial statement schedule of Answerthink, Inc., which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Miami, Florida

March 14, 2006